Exhibit 99.1

[SIRVA, Inc. logo]

news release

FOR IMMEDIATE RELEASE

FORMER FORD MOTOR EXECUTIVE JOINS SIRVA

Michelle M. Guswiler Becomes Senior Vice President, Corporate Initiatives Group, for the Global Relocation Services Leader

CHICAGO, July 14, 2004 – SIRVA, Inc. (NYSE: SIR), a global relocation services provider, announced today that Michelle M. Guswiler has joined the company as senior vice president, Corporate Initiatives Group.  Guswiler most recently was the Executive Director of Global Consumer Insights at the Ford Motor Company.  At SIRVA, she will lead the strategic planning activities, corporate development and other business initiatives across the globe.

“Michelle is a terrific leader and a multi-talented executive with an impressive track record,” said Brian P. Kelley, president and chief executive officer of SIRVA.  “She is an important addition to our leadership team and we look forward to her joining the company as we build our business and redefine relocation worldwide.”

Guswiler worked in a variety of senior leadership positions during her tenure at Ford, including Executive Director of Global Consumer Insights, Executive Director of Global Cycle Planning and Product Strategy, Director of e-Commerce Alliances and Wireless Mobility, and Director of Corporate Initiatives.  Among her many responsibilities at Ford were to manage global product research, track product quality and customer satisfaction performance, future product planning and corporate strategy.

Before working at Ford, Guswiler was a Senior Associate at Booz Allen & Hamilton.  She began her career at General Motors.

Guswiler holds a Master’s of Management and Manufacturing degree from Northwestern University’s J.L. Kellogg Graduate School of Management, Robert R. McCormick School of Engineering.  She also is a graduate of the University of Michigan’s School of Engineering with a Bachelor of Science degree in Mechanical Engineering.

“There is a tremendous amount of opportunity for growth at SIRVA and I am thrilled to join such a high quality organization,” Guswiler said.  “I look forward to working with my new colleagues and business partners to build on the momentum in our core businesses and capitalize on the many growth opportunities.”

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world.  The company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and insurance.  SIRVA conducts more than 365,000 relocations per year, transferring corporate and government employees and moving individual consumers.  The company operates in more than 40 countries with approximately 7,700 employees and an extensive network of agents and other service providers.  SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords in the U.K.; Huet in France; Kungsholms in Sweden; ADAM in Denmark; Majortrans in Norway; Arthur Pierre in Belgium; Rettenmayer in Germany; Varekamp in The Netherlands, and Allied Pickfords in the Asia Pacific region.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries. There can be no assurance that future developments affecting us will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Business-Investment Considerations” and other risks described in our 2003 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

Media Contacts

Jim Trainor

Vice President

Corp. Communications

630-468-4828 (work)

630-334-7865 (cell)

Judy Wohlt

Manager

Corp. Communications

630-468-4886 (work)

630-802-1299 (cell)

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